Exhibit 99.1

Investor	Valerie Haertel	Media	T.J. Crawford
Contact:	Senior Vice President	Contact:	Vice President
	Investor Relations		External Affairs
	(401) 770-4050		(212) 457-0583

FOR IMMEDIATE RELEASE

CVS HEALTH REPORTS SECOND QUARTER RESULTS

2019 EPS GUIDANCE RAISED AND NARROWED
TO REFLECT STRONG PERFORMANCE YEAR-TO-DATE

Second Quarter Year-over-Year Highlights:

•	Revenues increased 35.2% to $63.4 billion

•	GAAP operating income increased to $3.3 billion

•	Adjusted operating income (1) increased 55.1% to $4.0 billion

•	GAAP diluted earnings per share from continuing operations of $1.49

•	Adjusted EPS (2) of $1.89

Year-to-date Highlights:

•	Generated cash flow from operations of $7.3 billion

2019 Full Year Guidance:

•	Confirmed GAAP operating income guidance range of $11.8 billion to $12.0 billion

•	Raised the guidance range for adjusted operating income (1) to $15.2 billion to $15.4 billion from $15.0 billion to $15.2 billion

•	Raised and narrowed GAAP diluted EPS from continuing operations guidance range to $4.93 to $5.04 from $4.90 to $5.05

•	Raised and narrowed Adjusted EPS (2) guidance range to $6.89 to $7.00 from $6.75 to $6.90

•	Raised cash flow from operations guidance range to $10.1 billion to $10.6 billion from $9.8 billion to $10.3 billion

WOONSOCKET, RHODE ISLAND, August 7, 2019 - CVS Health Corporation (NYSE: CVS) today announced operating results for the three months ended June 30, 2019.

President and Chief Executive Officer Larry Merlo stated, “We posted strong second quarter results, with all of our businesses performing at or above expectations. These results demonstrate our ability to execute on our strategic priorities to accelerate enterprise growth as we seek to fundamentally transform the consumer health experience. Given our performance to date and our expectations for the remainder of the year, we are raising and narrowing our Adjusted EPS guidance range to $6.89 to $7.00.”

“We made meaningful advancements on each of the priorities we outlined at our Investor Day in early June to differentiate, transform and modernize the delivery of care. While still early, we remain confident that we will be able to realize the potential of our innovative and powerful new business model to deliver enhanced value to our clients and the consumers we serve.”

_____________________________________________
The Company presents both GAAP and non-GAAP financial measures in this press release to assist in the comparison of the Company’s past financial performance with its current financial performance. See “Non-GAAP Financial Information” on pages 11 through 12 and endnotes (1) through (4) on page 28 for explanations of non-GAAP financial measures presented in this press release. See pages 13 through 17 and 25 through 27 for reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure.

Consolidated Second Quarter Results

	Three Months Ended			Six Months Ended
	June 30,			June 30,
In millions, except per share amounts	2019	2018	Change	2019	2018	Change
Total revenues	$63,431	$46,922	$16,509	$125,077	$92,665	$32,412
Operating income (loss)	3,332	(1,373)	4,705	6,022	623	5,399
Adjusted operating income (1)	4,031	2,599	1,432	7,626	4,892	2,734
Net income (loss)	1,931	(2,563)	4,494	3,358	(1,565)	4,923
Diluted earnings (loss) per share from continuing operations	$1.49	$(2.52)	$4.01	$2.58	$(1.54)	$4.12
Adjusted EPS (2)	$1.89	$1.69	$0.20	$3.51	$3.16	$0.35
Enterprise prescriptions (5) (6)	683.1	657.5	25.6	1,362.9	1,316.6	46.3

•
Total revenues and adjusted revenues (3) increased 35.2% and 35.8%, respectively, for the three months ended June 30, 2019 compared to the prior year. Revenue growth was primarily driven by the acquisition of Aetna Inc. (“Aetna”), which the Company acquired on November 28, 2018 (the “Aetna Acquisition”), as well as increased volume and brand name drug price inflation in both the Pharmacy Services and Retail/LTC segments. The revenue increase was partially offset by continued reimbursement pressure in the Retail/LTC segment, price compression in the Pharmacy Services segment, and an increased generic dispensing rate.

•
Operating expenses and adjusted operating expenses (4) increased 65.2% and 59.1%, respectively, for the three months ended June 30, 2019 compared to the prior year. The increase in operating expenses is due to the impact of the Aetna Acquisition, an increase in intangible amortization related to the Aetna Acquisition and an increase in acquisition-related integration costs. The increase in adjusted operating expenses was primarily driven by the impact of the Aetna Acquisition.

•
Operating income and adjusted operating income increased 342.7% and 55.1%, respectively, for the three months ended June 30, 2019 compared to the prior year. The increase in both operating income and adjusted operating income was primarily due to the Aetna Acquisition as well as increased claims volume and improved purchasing economics in the Pharmacy Services segment. These increases were partially offset by reimbursement pressure and the investment of a portion of the savings from tax reform in wages and benefits in the Retail/LTC segment and continued price compression in the Pharmacy Services segment. The increase in operating income was also due to the absence of the $3.9 billion pre-tax goodwill impairment charge related to the LTC reporting unit within the Retail/LTC segment recorded in the three months ended June 30, 2018, partially offset by higher intangible asset amortization related to the Aetna Acquisition.

•
Net income increased 175.3% for the three months ended June 30, 2019 compared to the prior year primarily due to higher operating income described above, partially offset by (i) higher interest expense primarily due to financing activity associated with the Aetna Acquisition and the assumption of Aetna’s debt as of the Aetna Acquisition date and (ii) higher income tax expense associated with the increase in pre-tax income.

•
The effective income tax rate was 25.5% for the three months ended June 30, 2019 compared to (24.1)% for the three months ended June 30, 2018. The difference in the effective income tax rate compared to the prior year was primarily due to the $3.9 billion goodwill impairment charge recognized in the three months ended June 30, 2018, which was not deductible for income tax purposes.

Pharmacy Services Segment

The Pharmacy Services segment provides a full range of pharmacy benefit management services to employers, health plans, government employee groups and government sponsored programs. The segment results for the three and six months ended June 30, 2019 and 2018 were as follows:

	Three Months Ended			Six Months Ended
	June 30,			June 30,
In millions	2019	2018	Change	2019	2018	Change
Total revenues	$34,842	$33,427	$1,415	$68,400	$65,973	$2,427
Operating income	1,197	1,092	105	2,047	1,993	54
Adjusted operating income (1)	1,296	1,181	115	2,243	2,168	75
Total pharmacy claims processed (6)	489.0	470.1	18.9	970.8	938.9	31.9
Pharmacy network	412.1	398.2	13.9	819.8	797.7	22.1
Mail choice	76.9	71.9	5.0	151.0	141.2	9.8

•
Total revenues increased 4.2% for the three months ended June 30, 2019 compared to the prior year primarily due to brand name drug price inflation as well as increased total pharmacy claims volume, partially offset by continued price compression and an increased generic dispensing rate.

•
Total pharmacy claims processed increased 4.0% on a 30-day equivalent basis for the three months ended June 30, 2019 compared to the prior year, primarily driven by net new business and the continued adoption of Maintenance Choice® offerings.

•
Operating income and adjusted operating income increased 9.6% and 9.7%, respectively, for the three months ended June 30, 2019 compared to the prior year primarily driven by increased claims volume and improved purchasing economics, partially offset by continued price compression. The increase in operating income was also partially offset by increased intangible amortization related to Aetna’s mail order and specialty pharmacy operations.

See the supplemental information on page 21 for additional information regarding the performance of the Pharmacy Services segment.

Retail/LTC Segment

The Retail/LTC segment fulfills prescriptions for medications, provides patient care programs, sells a wide-assortment of general merchandise, provides health care services through walk-in clinics and provides services to long-term care facilities. The segment results for the three and six months ended June 30, 2019 and 2018 were as follows:

	Three Months Ended			Six Months Ended
	June 30,			June 30,
In millions	2019	2018	Change	2019	2018	Change
Total revenues	$21,447	$20,672	$775	$42,562	$41,104	$1,458
Operating income (loss)	1,551	(2,225)	3,776	2,789	(601)	3,390
Adjusted operating income (1)	1,669	1,821	(152)	3,158	3,657	(499)
Prescriptions filled (6)	349.1	329.7	19.4	695.9	658.5	37.4

•
Total revenues increased 3.7% for the three months ended June 30, 2019 compared to the prior year. The increase was primarily driven by increased prescription volume and brand name drug price inflation, partially offset by continued reimbursement pressure and the impact of generic drug introductions.

•
Front store revenues represent approximately 22.7% of total Retail/LTC segment revenues. Front store revenues increased in the three months ended June 30, 2019 compared to the prior year primarily driven by increases in health product sales, which benefited from an extended cough and cold season and the impact of the shift of sales associated with the Easter holiday from the first quarter of 2018 to the second quarter of 2019.

•
Total prescription volume grew 5.9%, on a 30-day equivalent basis, for the three months ended June 30, 2019 compared to the prior year. The growth was driven mainly by the continued adoption of patient care programs, collaborations with PBMs and the Company’s preferred status in a number of Medicare Part D networks.

•
Operating income increased 169.7% and adjusted operating income decreased 8.3%, respectively, for the three months ended June 30, 2019. The increase in operating income was primarily due to the absence of the $3.9 billion pre-tax goodwill impairment charge related to the LTC reporting unit recorded in the three months ended June 30, 2018. Operating income and adjusted operating income were both negatively impacted by (i) continued reimbursement pressure, (ii) increased operating expenses primarily driven by the investment of a portion of the savings from tax reform in wages and benefits and (iii) declining year-over-year performance in the Company's long-term care business.

See the supplemental information on page 22 for additional information regarding the performance of the Retail/LTC segment.

Health Care Benefits Segment

The Health Care Benefits segment provides a full range of insured and self-insured (“ASC”) medical, pharmacy, dental and behavioral health products and services. For periods prior to the Aetna Acquisition, the Health Care Benefits segment consisted solely of the Company’s SilverScript® Medicare Part D prescription drug plan (“PDP”) business. The segment results for the three and six months ended June 30, 2019 and 2018 were as follows:

	Three Months Ended			Six Months Ended
	June 30,			June 30,
In millions, except percentages	2019	2018	Change	2019	2018	Change
Total revenues	$17,403	$764	$16,639	$35,273	$2,082	$33,191
Operating income (loss)	1,062	—	1,062	2,217	(138)	2,355
Adjusted operating income (loss) (1)	1,438	—	1,438	3,000	(137)	3,137
Medical benefit ratio (“MBR”) (a)	84.0%	NM		84.0%	NM
Medical membership as of June 30, 2019				22.8

_____________________________________________

(a)
The Health Care Benefits segment for the three and six months ended June 30, 2018 consisted solely of the Company’s SilverScript PDP business. Accordingly, the MBRs for the three and six months ended June 30, 2018 are not meaningful (NM) and are not directly comparable to the MBRs for the three and six months ended June 30, 2019.

•	Total revenues increased $16.6 billion for the three months ended June 30, 2019 compared to the prior year primarily driven by the Aetna Acquisition.

•
Operating income and adjusted operating income increased $1.1 billion and $1.4 billion, respectively, for the three months ended June 30, 2019 compared to the prior year primarily driven by the Aetna Acquisition. The increase in operating income was partially offset by an increase in intangible amortization related to the Aetna Acquisition. Operating income and adjusted operating income for the three and six months ended June 30, 2018 reflect the seasonality of earnings for the Company’s SilverScript PDP business. The quarterly earnings of the Company’s SilverScript PDP business generally increase as the year progresses.

•
Medical membership as of June 30, 2019 of 22.8 million remained consistent compared with March 31, 2019, reflecting increases in Medicare and Medicaid products, offset by declines in Commercial products.

•
The Health Care Benefits segment experienced favorable development of prior-periods’ health care cost estimates in its Commercial, Medicare and Medicaid products, primarily attributable to first quarter 2019 performance and provider recoveries.

•
Prior years’ health care costs payable estimates developed favorably by $489 million during the six months ended June 30, 2019. This development is reported on a basis consistent with the prior years’ development reported in the health care costs payable table in the Company’s annual audited financial statements, and does not directly correspond to an increase in 2019 operating results.

See the supplemental information on page 23 for additional information regarding the performance of the Health Care Benefits segment.

2019 Full Year Guidance

The Company confirmed its full year 2019 consolidated GAAP operating income guidance range of $11.8 billion to $12.0 billion and raised the guidance range for full year adjusted operating income to $15.2 billion to $15.4 billion from $15.0 billion to $15.2 billion. The Company also raised and narrowed the GAAP diluted EPS from continuing operations guidance range to $4.93 to $5.04 from $4.90 to $5.05, and raised and narrowed the Adjusted EPS guidance range to $6.89 to $7.00 from $6.75 to $6.90.

The Company also provided guidance for the third quarter of 2019. GAAP diluted EPS from continuing operations is projected to be in the range of $1.16 to $1.20, and Adjusted EPS is projected to be in the range of $1.75 to $1.79.

The adjustments between GAAP operating income and GAAP diluted EPS from continuing operations and adjusted operating income and Adjusted EPS include adding back amortization of intangible assets, integration costs related to the Aetna Acquisition, a store rationalization charge and expected gains/losses on divestitures.

Teleconference and Webcast

The Company will be holding a conference call today for investors at 8:00 a.m. (Eastern time) to discuss its second quarter results. An audio webcast of the call will be broadcast simultaneously for all interested parties through the Investor Relations section of the CVS Health website at http://investors.cvshealth.com. This webcast will be archived and available on the website for a one-year period following the conference call.

About the Company

CVS Health is the nation’s premier health innovation company helping people on their path to better health. Whether in one of its pharmacies or through its health services and plans, CVS Health is pioneering a bold new approach to total health by making quality care more affordable, accessible, simple and seamless. CVS Health is community-based and locally focused, engaging consumers with the care they need when and where they need it. The Company has approximately 9,900 retail locations, approximately 1,100 walk-in medical clinics, a leading pharmacy benefits manager with more than 102 million plan members, a dedicated senior pharmacy care business serving more than one million patients per year and expanding specialty pharmacy services. CVS Health also serves an estimated 38 million people through traditional, voluntary and consumer-directed health insurance products and related services, including rapidly expanding Medicare Advantage offerings and a leading standalone Medicare Part D prescription drug plan. The Company believes its innovative health care model increases access to quality care, delivers better health outcomes and lowers overall health care costs. Find more information about how CVS Health is shaping the future of health at https://www.cvshealth.com.

Cautionary Statement Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of CVS Health Corporation. Statements in this press release that are forward-looking include the information under the heading “2019 Full Year Guidance” and the related endnotes and reconciliations and the information in Mr. Merlo’s quoted statement. By their nature, all forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements for a number of reasons as described in our Securities and Exchange Commission filings, including those set forth in the Risk Factors section and under the section entitled “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and in our most recently filed Quarterly Report on Form 10-Q.

You are cautioned not to place undue reliance on CVS Health’s forward looking statements. These forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. CVS Health does not assume any duty to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, as of any future date.

- Tables Follow -

CVS HEALTH CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In millions, except per share amounts	2019	2018	2019	2018
Revenues:
Products	$45,531	$45,652	$88,874	$89,701
Premiums	15,791	751	32,073	2,057
Services	1,816	305	3,588	643
Net investment income	293	214	542	264
Total revenues	63,431	46,922	125,077	92,665
Operating costs:
Cost of products sold	38,970	38,876	76,217	76,381
Benefit costs	13,087	631	26,546	1,960
Goodwill impairment	—	3,921	—	3,921
Operating expenses	8,042	4,867	16,292	9,780
Total operating costs	60,099	48,295	119,055	92,042
Operating income (loss)	3,332	(1,373)	6,022	623
Interest expense	772	689	1,554	1,212
Other expense (income)	(31)	3	(62)	6
Income (loss) before income tax provision	2,591	(2,065)	4,530	(595)
Income tax provision	660	497	1,172	969
Income (loss) from continuing operations	1,931	(2,562)	3,358	(1,564)
Loss from discontinued operations, net of tax	—	(1)	—	(1)
Net income (loss)	1,931	(2,563)	3,358	(1,565)
Net (income) loss attributable to noncontrolling interests	5	—	(1)	—
Net income (loss) attributable to CVS Health	$1,936	$(2,563)	$3,357	$(1,565)

Basic earnings (loss) per share:
Income (loss) from continuing operations attributable to CVS Health	$1.49	$(2.52)	$2.58	$(1.54)
Loss from discontinued operations attributable to CVS Health	$—	$—	$—	$—
Net income (loss) attributable to CVS Health	$1.49	$(2.52)	$2.58	$(1.54)
Weighted average shares outstanding	1,301	1,018	1,299	1,017
Diluted earnings (loss) per share:
Income (loss) from continuing operations attributable to CVS Health	$1.49	$(2.52)	$2.58	$(1.54)
Loss from discontinued operations attributable to CVS Health	$—	$—	$—	$—
Net income (loss) attributable to CVS Health	$1.49	$(2.52)	$2.58	$(1.54)
Weighted average shares outstanding	1,302	1,018	1,302	1,017
Dividends declared per share	$0.50	$0.50	$1.00	$1.00

CVS HEALTH CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30,	December 31,
In millions	2019	2018
Assets:
Cash and cash equivalents	$6,063	$4,059
Investments	2,462	2,522
Accounts receivable, net	18,174	17,631
Inventories	15,511	16,450
Other current assets	4,691	4,581
Total current assets	46,901	45,243
Long-term investments	16,973	15,732
Property and equipment, net	11,483	11,349
Operating lease right-of-use assets	20,865	—
Goodwill	79,485	78,678
Intangible assets, net	34,163	36,524
Separate accounts assets	4,271	3,884
Other assets	4,763	5,046
Total assets	$218,904	$196,456

Liabilities:
Accounts payable	$9,160	$8,925
Pharmacy claims and discounts payable	11,937	11,365
Health care costs payable	6,889	6,147
Policyholders’ funds	2,907	2,939
Accrued expenses	10,562	10,711
Other insurance liabilities	1,788	1,937
Current portion of operating lease liabilities	1,793	—
Short-term debt	446	720
Current portion of long-term debt	3,894	1,265
Total current liabilities	49,376	44,009
Long-term operating lease liabilities	18,849	—
Long-term debt	66,941	71,444
Deferred income taxes	7,375	7,677
Separate accounts liabilities	4,271	3,884
Other long-term insurance liabilities	7,965	8,119
Other long-term liabilities	2,528	2,780
Total liabilities	157,305	137,913

Shareholders’ equity:
Preferred stock	—	—
Common stock and capital surplus	45,719	45,440
Treasury stock	(28,257)	(28,228)
Retained earnings	43,136	40,911
Accumulated other comprehensive income	684	102
Total CVS Health shareholders’ equity	61,282	58,225
Noncontrolling interests	317	318
Total shareholders’ equity	61,599	58,543
Total liabilities and shareholders’ equity	$218,904	$196,456

CVS HEALTH CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended
	June 30,
In millions	2019	2018
Cash flows from operating activities:
Cash receipts from customers	$120,808	$87,977
Cash paid for inventory and prescriptions dispensed by retail network pharmacies	(70,567)	(70,763)
Insurance benefits paid	(25,992)	(1,737)
Cash paid to other suppliers and employees	(14,497)	(8,471)
Interest and investment income received	512	194
Interest paid	(1,502)	(560)
Income taxes paid	(1,476)	(1,351)
Net cash provided by operating activities	7,286	5,289

Cash flows from investing activities:
Proceeds from sales and maturities of investments	3,786	37
Purchases of investments	(4,062)	(53)
Purchases of property and equipment	(1,289)	(912)
Acquisitions (net of cash acquired)	(250)	(556)
Proceeds from sale of subsidiary	—	725
Other	14	7
Net cash used in investing activities	(1,801)	(752)

Cash flows from financing activities:
Net repayments of short-term debt	(275)	(1,276)
Proceeds from issuance of long-term debt	—	39,376
Repayments of long-term debt	(1,899)	(1)
Derivative settlements	—	446
Dividends paid	(1,306)	(1,018)
Proceeds from exercise of stock options	111	130
Payments for taxes related to net share settlement of equity awards	(80)	(37)
Other	7	—
Net cash provided by (used in) financing activities	(3,442)	37,620
Net increase in cash, cash equivalents and restricted cash	2,043	42,157
Cash, cash equivalents and restricted cash at the beginning of the period	4,295	1,900
Cash, cash equivalents and restricted cash at the end of the period	$6,338	$44,057

CVS HEALTH CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended
	June 30,
In millions	2019	2018
Reconciliation of net income (loss) to net cash provided by operating activities:
Net income (loss)	$3,358	$(1,565)
Adjustments required to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,183	1,291
Goodwill impairment	—	3,921
Stock-based compensation	226	110
Deferred income taxes and other noncash items	(42)	252
Change in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable, net	(681)	(1,059)
Inventories	939	369
Other assets	(314)	(174)
Accounts payable and pharmacy claims and discounts payable	917	1,045
Health care costs payable and other insurance liabilities	496	224
Other liabilities	204	875
Net cash provided by operating activities	$7,286	$5,289

Non-GAAP Financial Information

Non-GAAP financial measures such as adjusted operating income, adjusted earnings per share (EPS), adjusted income from continuing operations attributable to CVS Health, adjusted revenues and adjusted operating expenses exclude from the relevant GAAP metrics, as applicable: amortization of intangible assets and other items, if any, that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance.

For the periods covered in this press release, the following items are excluded from the non-GAAP financial measures described above, as applicable, because the Company believes they neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance:

•
Intangible assets relate to the Company’s acquisition activities and are amortized over their useful lives. The amortization of intangible assets is reflected in the Company’s unaudited GAAP condensed consolidated statements of operations in operating expenses within each segment. The amortization of intangible assets is not directly related to the core performance of the Company’s business operations since this amortization does not directly relate to the underwriting of the Company’s insurance products, the services performed for the Company’s customers or the sale of the Company’s products or services. Subsequent to the applicable acquisition date, the Company’s revenues and results of operations include the results of each of the Company’s acquisitions, which are supported by these intangible assets.

•
During the three and six months ended June 30, 2019 and 2018, acquisition-related transaction and integration costs relate to the Aetna Acquisition. During the six months ended June 30, 2018, acquisition-related integration costs also relate to the acquisition of Omnicare, Inc. The acquisition-related transaction and integration costs are reflected in the Company’s unaudited GAAP condensed consolidated statements of operations in operating expenses primarily within the Corporate/Other segment.

•
During the six months ended June 30, 2019, the store rationalization charge primarily relates to operating lease right-of-use asset impairment charges in connection with the planned closure of 46 underperforming retail pharmacy stores in the second quarter of 2019. The store rationalization charge is reflected in the Company’s unaudited GAAP condensed consolidated statements of operations in operating expenses within the Retail/LTC segment.

•	During the three and six months ended June 30, 2018, the goodwill impairment charge relates to the LTC reporting unit within the Retail/LTC segment.

•
During the six months ended June 30, 2018, the loss on divestiture of subsidiary represents the pre-tax loss on the sale of the Company’s RxCrossroads subsidiary for $725 million and is reflected in operating expenses in the Company’s unaudited GAAP condensed consolidated statement of operations within the Retail/LTC segment.

•
During the three and six months ended June 30, 2018, the Company recorded interest expense of $441 million and $714 million, respectively, related to bridge financing costs and interest expense on the $40 billion of senior notes issued on March 9, 2018 (“2018 Notes”). The interest expense was reduced by related interest income of $202 million and $244 million, during the three and six months ended June 30, 2018, respectively, on the proceeds of the 2018 Notes. All amounts are for the periods prior to the close of the Aetna Acquisition and were recorded within the Corporate/Other segment.

•
The corresponding tax benefit or expense related to the items excluded from adjusted income from continuing operations attributable to CVS Health and Adjusted EPS above. The nature of each non-GAAP adjustment is evaluated to determine whether a discrete adjustment should be made to the adjusted income tax provision.

The Company’s third-quarter and full year 2019 guidance reconciliations also reflect an estimated loss on divestiture of the Company’s Brazilian subsidiary, Drogaria Onofre Ltda., which occurred on July 1, 2019. The Company expects to recognize a loss on divestiture within the Retail/LTC segment of approximately $200 million, which primarily relates to the elimination of the cumulative translation adjustment from accumulated other comprehensive income. This amount has been excluded from projected full year non-GAAP financial measures described above because the Company believes it neither relates to the ordinary course of the Company’s business nor reflects the Company’s underlying business performance.

The Company uses non-GAAP measures, including those described above, to analyze underlying business performance and trends. The Company believes that providing these non-GAAP measures enhances the Company’s and investors’ ability to compare the Company’s past financial performance with its current performance. These non-GAAP financial measures are provided as supplemental information to the financial measures presented in this press release that are calculated and presented in accordance with GAAP. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with GAAP. The Company’s definitions of adjusted operating income, Adjusted EPS, adjusted income from continuing operations attributable to CVS Health, adjusted revenues and adjusted operating expenses may not be comparable to similarly titled measurements reported by other companies.

See endnotes (1) through (4) for definitions of non-GAAP financial measures. Reconciliations of each of these non-GAAP financial measures to the most directly comparable GAAP financial measure are presented on pages 13 through 17 and 25 through 27 in this press release.

Reconciliations of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures

Adjusted Operating Income
(Unaudited)

The following are reconciliations of operating income (loss) to adjusted operating income:

	Three Months Ended June 30, 2019
	Pharmacy	Retail/	Health Care	Corporate/	Intersegment	Consolidated
In millions	Services	LTC	Benefits	Other	Eliminations	Totals
Operating income (loss) (GAAP measure)	$1,197	$1,551	$1,062	$(308)	$(170)	$3,332
Non-GAAP adjustments:
Amortization of intangible assets	99	118	376	—	—	593
Acquisition-related integration costs	—	—	—	106	—	106
Adjusted operating income (loss) (1)	$1,296	$1,669	$1,438	$(202)	$(170)	$4,031

	Three Months Ended June 30, 2018
	Pharmacy	Retail/	Health Care	Corporate/	Intersegment	Consolidated
In millions	Services	LTC	Benefits	Other	Eliminations	Totals
Operating income (loss) (GAAP measure)	$1,092	$(2,225)	$—	$(53)	$(187)	$(1,373)
Non-GAAP adjustments:
Amortization of intangible assets	89	125	—	—	—	214
Acquisition-related transaction and integration costs	—	—	—	39	—	39
Goodwill impairment	—	3,921	—	—	—	3,921
Interest income on financing for the Aetna Acquisition	—	—	—	(202)	—	(202)
Adjusted operating income (loss) (1)	$1,181	$1,821	$—	$(216)	$(187)	$2,599

	Six Months Ended June 30, 2019
	Pharmacy	Retail/	Health Care	Corporate/	Intersegment	Consolidated
In millions	Services	LTC	Benefits	Other	Eliminations	Totals
Operating income (loss) (GAAP measure)	$2,047	$2,789	$2,217	$(689)	$(342)	$6,022
Non-GAAP adjustments:
Amortization of intangible assets	196	234	783	2	—	1,215
Acquisition-related integration costs	—	—	—	254	—	254
Store rationalization charge	—	135	—	—	—	135
Adjusted operating income (loss) (1)	$2,243	$3,158	$3,000	$(433)	$(342)	$7,626

	Six Months Ended June 30, 2018
	Pharmacy	Retail/	Health Care	Corporate/	Intersegment	Consolidated
In millions	Services	LTC	Benefits	Other	Eliminations	Totals
Operating income (loss) (GAAP measure)	$1,993	$(601)	$(138)	$(269)	$(362)	$623
Non-GAAP adjustments:
Amortization of intangible assets	175	248	1	—	—	424
Acquisition-related transaction and integration costs	—	3	—	79	—	82
Goodwill impairment	—	3,921	—	—	—	3,921
Loss on divestiture of subsidiary	—	86	—	—	—	86
Interest income on financing for the Aetna Acquisition	—	—	—	(244)	—	(244)
Adjusted operating income (loss) (1)	$2,168	$3,657	$(137)	$(434)	$(362)	$4,892

Adjusted Earnings Per Share
(Unaudited)

The following are reconciliations of income (loss) from continuing operations attributable to CVS Health to adjusted income from continuing operations attributable to CVS Health and calculations of GAAP diluted EPS from continuing operations and Adjusted EPS:

	Three Months Ended		Three Months Ended
	June 30, 2019		June 30, 2018
In millions, except per share amounts	Total Company	Per Common Share	Total Company	Per Common Share
Income (loss) from continuing operations (GAAP measure)	$1,931		$(2,562)
Net loss attributable to noncontrolling interests (GAAP measure)	5		—
Income allocable to participating securities (GAAP measure)	(1)		(1)
Income (loss) from continuing operations attributable to CVS Health (GAAP measure)	1,935	$1.49	(2,563)	$(2.52)
Non-GAAP adjustments:
Amortization of intangible assets	593	0.45	214	0.21
Acquisition-related transaction and integration costs	106	0.08	39	0.04
Goodwill impairment	—	—	3,921	3.85
Net interest expense on financing for the Aetna Acquisition	—	—	239	0.23
Income tax benefit	(172)	(0.13)	(127)	(0.12)
Income allocable to participating securities, net of tax (a)	—	—	(2)	—
Adjusted income from continuing operations attributable to CVS Health (2)	$2,462	$1.89	$1,721	$1.69

Weighted average diluted shares outstanding (GAAP) (2)		1,302		1,018
Adjusted weighted average diluted shares outstanding (non-GAAP) (2)		1,302		1,020
_____________________________________________

(a)
Represents the corresponding impact to income allocable to participating securities, net of tax, related to the items above excluded from income (loss) from continuing operations attributable to CVS Health in determining adjusted income from continuing operations attributable to CVS Health and calculating Adjusted EPS above.

	Six Months Ended		Six Months Ended
	June 30, 2019		June 30, 2018
In millions, except per share amounts	Total Company	Per Common Share	Total Company	Per Common Share
Income (loss) from continuing operations (GAAP measure)	$3,358		$(1,564)
Net income attributable to noncontrolling interests (GAAP measure)	(1)		—
Income allocable to participating securities (GAAP measure)	(3)		(3)
Income (loss) from continuing operations attributable to CVS Health (GAAP measure)	3,354	$2.58	(1,567)	$(1.54)
Non-GAAP adjustments:
Amortization of intangible assets	1,215	0.93	424	0.41
Acquisition-related transaction and integration costs	254	0.20	82	0.08
Store rationalization charge	135	0.10	—	—
Goodwill impairment	—	—	3,921	3.85
Loss on divestiture of subsidiary	—	—	86	0.08
Net interest expense on financing for the Aetna Acquisition	—	—	470	0.46
Income tax benefit	(391)	(0.30)	(188)	(0.18)
Income allocable to participating securities, net of tax (a)	—	—	(3)	—
Adjusted income from continuing operations attributable to CVS Health (2)	$4,567	$3.51	$3,225	$3.16

Weighted average diluted shares outstanding (GAAP) (2)		1,302		1,017
Adjusted weighted average diluted shares outstanding (non-GAAP) (2)		1,302		1,019
_____________________________________________

(a)
Represents the corresponding impact to income allocable to participating securities, net of tax, related to the items above excluded from income (loss) from continuing operations attributable to CVS Health in determining adjusted income from continuing operations attributable to CVS Health and calculating Adjusted EPS above.

Adjusted Revenues and Adjusted Operating Expenses
(Unaudited)

The following is a reconciliation of total revenues to adjusted revenues:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In millions	2019	2018	2019	2018
Total revenues (GAAP measure)	$63,431	$46,922	$125,077	$92,665
Non-GAAP adjustment:
Interest income on financing for the Aetna Acquisition	—	(202)	—	(244)
Adjusted revenues (3)	$63,431	$46,720	$125,077	$92,421

The following is a reconciliation of operating expenses to adjusted operating expenses:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In millions	2019	2018	2019	2018
Operating expenses (GAAP measure)	$8,042	$4,867	$16,292	$9,780
Non-GAAP adjustments:
Amortization of intangible assets	(593)	(214)	(1,215)	(424)
Acquisition-related transaction and integration costs	(106)	(39)	(254)	(82)
Store rationalization charge	—	—	(135)	—
Loss on divestiture of subsidiary	—	—	—	(86)
Adjusted operating expenses (4)	$7,343	$4,614	$14,688	$9,188

Supplemental Information
(Unaudited)

The Company’s segments maintain separate financial information, and the Company’s chief operating decision maker (the “CODM”) evaluates the segments’ operating results on a regular basis in deciding how to allocate resources among the segments and in assessing segment performance. The CODM evaluates the performance of the Company’s segments based on adjusted operating income. Effective for the first quarter of 2019, adjusted operating income is defined as operating income (loss) (GAAP measure) excluding the impact of amortization of intangible assets and other items, if any, that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance as further described in endnote (1). Segment financial information for the three and six months ended June 30, 2018 has been retrospectively adjusted to conform with the current period presentation. The Company uses adjusted operating income as its principal measure of segment performance as it enhances the Company’s ability to compare past financial performance with current performance and analyze underlying business performance and trends.

Effective for the first quarter of 2019, the Company realigned the composition of its segments to correspond with changes to its operating model and how the CODM manages the business. As a result of this realignment, the Company’s SilverScript PDP moved from the Pharmacy Services segment to the Health Care Benefits segment. In addition, the Company moved Aetna’s mail order and specialty pharmacy operations from the Health Care Benefits segment to the Pharmacy Services segment. Segment financial information for the three and six months ended June 30, 2018, has been retrospectively adjusted to reflect these changes as shown below:

	Three Months Ended June 30, 2018
	Pharmacy	Retail/	Health Care	Corporate/	Intersegment	Consolidated
In millions	Services	LTC	Benefits	Other	Eliminations	Totals
Revenues, as previously reported	$33,251	$20,672	$—	$210	$(7,211)	$46,922
Adjustments	176	—	764	—	(940)	—
Revenues, as adjusted	$33,427	$20,672	$764	$210	$(8,151)	$46,922

Cost of products sold (a)	$31,121	$14,760	$—	$—	$(7,005)	$38,876
Adjustments	852	—	—	—	(852)	—
Cost of products sold, as adjusted	$31,973	$14,760	$—	$—	$(7,857)	$38,876

Benefit costs (a)	$631	$—	$—	$—	$—	$631
Adjustments	(631)	—	631	—	—	—
Benefit costs, as adjusted	$—	$—	$631	$—	$—	$631

Operating expenses, as previously reported	$407	$4,216	$—	$263	$(19)	$4,867
Adjustments	(45)	—	133	—	(88)	—
Operating expenses, as adjusted	$362	$4,216	$133	$263	$(107)	$4,867

Operating income (loss), as previously reported	$1,092	$(2,225)	$—	$(53)	$(187)	$(1,373)
Adjustments	—	—	—	—	—	—
Operating income (loss), as adjusted	1,092	(2,225)	—	(53)	(187)	(1,373)
Segment measure adjustments	89	4,046	—	(163)	—	3,972
Adjusted operating income (loss)	$1,181	$1,821	$—	$(216)	$(187)	$2,599
_____________________________________________

(a)	The total of cost of products sold and benefit costs previously were reported as cost of revenues.

	Six Months Ended June 30, 2018
	Pharmacy	Retail/	Health Care	Corporate/	Intersegment	Consolidated
In millions	Services	LTC	Benefits	Other	Eliminations	Totals
Revenues, as previously reported	$65,471	$41,104	$—	$258	$(14,168)	$92,665
Adjustments	502	—	2,082	—	(2,584)	—
Revenues, as adjusted	$65,973	$41,104	$2,082	$258	$(16,752)	$92,665

Cost of products sold (a)	$60,872	$29,276	$—	$—	$(13,767)	$76,381
Adjustments	2,408	—	—	—	(2,408)	—
Cost of products sold, as adjusted	$63,280	$29,276	$—	$—	$(16,175)	$76,381

Benefit costs (a)	$1,960	$—	$—	$—	$—	$1,960
Adjustments	(1,960)	—	1,960	—	—	—
Benefit costs, as adjusted	$—	$—	$1,960	$—	$—	$1,960

Operating expenses, as previously reported	$784	$8,508	$—	$527	$(39)	$9,780
Adjustments	(84)	—	260	—	(176)	—
Operating expenses, as adjusted	$700	$8,508	$260	$527	$(215)	$9,780

Operating income (loss), as previously reported	$1,855	$(601)	$—	$(269)	$(362)	$623
Adjustments	138	—	(138)	—	—	—
Operating income (loss), as adjusted	1,993	(601)	(138)	(269)	(362)	623
Segment measure adjustments	175	4,258	1	(165)	—	4,269
Adjusted operating income (loss)	$2,168	$3,657	$(137)	$(434)	$(362)	$4,892
_____________________________________________

(a)	The total of cost of products sold and benefit costs previously were reported as cost of revenues.

The following is a reconciliation of financial measures of the Company’s segments to the consolidated totals:

	Pharmacy	Retail/	Health Care	Corporate/	Intersegment	Consolidated
In millions	Services(a)	LTC	Benefits	Other	Eliminations(b)	Totals
Three Months Ended
June 30, 2019
Total revenues	$34,842	$21,447	$17,403	$161	$(10,422)	$63,431
Operating income (loss)	1,197	1,551	1,062	(308)	(170)	3,332
Adjusted operating income (loss) (1)	1,296	1,669	1,438	(202)	(170)	4,031
June 30, 2018
Total revenues	33,427	20,672	764	210	(8,151)	46,922
Operating income (loss)	1,092	(2,225)	—	(53)	(187)	(1,373)
Adjusted operating income (loss) (1)	1,181	1,821	—	(216)	(187)	2,599

Six Months Ended
June 30, 2019
Total revenues	$68,400	$42,562	$35,273	$271	$(21,429)	$125,077
Operating income (loss)	2,047	2,789	2,217	(689)	(342)	6,022
Adjusted operating income (loss) (1)	2,243	3,158	3,000	(433)	(342)	7,626
June 30, 2018
Total revenues	65,973	41,104	2,082	258	(16,752)	92,665
Operating income (loss)	1,993	(601)	(138)	(269)	(362)	623
Adjusted operating income (loss) (1)	2,168	3,657	(137)	(434)	(362)	4,892

_____________________________________________

(a)
Revenues of the Pharmacy Services segment include approximately $2.9 billion and $2.8 billion of retail co-payments for the three months ended June 30, 2019 and 2018, respectively, as well as $6.2 billion and $6.1 billion of retail co-payments for the six months ended June 30, 2019 and 2018, respectively.

(b)	Intersegment eliminations relate to intersegment revenue generating activities that occur between the Pharmacy Services segment, the Retail/LTC segment and/or the Health Care Benefits segment.

Supplemental Information
(Unaudited)

Pharmacy Services Segment

The following table summarizes the Pharmacy Services segment’s performance for the respective periods:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In millions, except percentages	2019	2018	2019	2018
Revenues:
Products	$34,723	$33,316	$68,173	$65,747
Services	119	111	227	226
Total revenues	34,842	33,427	68,400	65,973
Cost of products sold	33,279	31,973	65,618	63,280
Operating expenses	366	362	735	700
Operating expenses as a % of revenues	1.1%	1.1%	1.1%	1.1%
Operating income	$1,197	$1,092	$2,047	$1,993
Operating income as a % of revenues	3.4%	3.3%	3.0%	3.0%
Adjusted operating income (1)	$1,296	$1,181	$2,243	$2,168
Adjusted operating income as a % of revenues	3.7%	3.5%	3.3%	3.3%
Revenues (by distribution channel):
Pharmacy network (7)	$22,028	$21,506	$43,602	$42,704
Mail choice (8)	12,670	11,787	24,509	22,995
Other	144	134	289	274
Pharmacy claims processed: (6)
Total	489.0	470.1	970.8	938.9
Pharmacy network (7)	412.1	398.2	819.8	797.7
Mail choice (8)	76.9	71.9	151.0	141.2
Generic dispensing rate: (6)
Total	88.5%	87.6%	88.4%	87.6%
Pharmacy network (7)	89.1%	88.2%	89.0%	88.3%
Mail choice (8)	85.2%	84.0%	85.0%	83.9%
Mail choice penetration rate (6)	15.7%	15.3%	15.5%	15.0%

Supplemental Information
(Unaudited)

Retail/LTC Segment

The following table summarizes the Retail/LTC segment’s performance for the respective periods:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In millions, except percentages	2019	2018	2019	2018
Revenues:
Products	$21,230	$20,487	$42,130	$40,706
Services	217	185	432	398
Total revenues	21,447	20,672	42,562	41,104
Cost of products sold	15,551	14,760	30,848	29,276
Goodwill impairment	—	3,921	—	3,921
Operating expenses	4,345	4,216	8,925	8,508
Operating expenses as a % of revenues	20.3%	20.4%	21.0%	20.7%
Operating income (loss)	$1,551	$(2,225)	$2,789	$(601)
Operating income (loss) as a % of revenues (a)	7.2%	NM	6.6%	NM
Adjusted operating income (1)	$1,669	$1,821	$3,158	$3,657
Adjusted operating income as a % of revenues	7.8%	8.8%	7.4%	8.9%
Revenues (by major goods/service lines):
Pharmacy	$16,392	$15,805	$32,510	$31,305
Front Store	4,875	4,707	9,674	9,433
Other	180	160	378	366
Prescriptions filled (6)	349.1	329.7	695.9	658.5
Revenues increase:
Total	3.7%	5.7%	3.5%	5.7%
Pharmacy	3.7%	8.3%	3.8%	7.8%
Front Store	3.6%	0.2%	2.6%	1.2%
Total prescription volume increase (6)	5.9%	9.3%	5.7%	8.9%
Same store sales increase (decrease): (9)
Total	4.2%	5.9%	4.0%	5.9%
Pharmacy	4.7%	8.3%	4.8%	7.8%
Front Store	2.9%	(1.0)%	1.6%	0.3%
Prescription volume (6)	7.2%	9.5%	7.0%	9.0%
Generic dispensing rate (6)	89.0%	88.1%	88.9%	88.1%

_____________________________________________

(a)	Percentages for the three and six months ended June 30, 2018 are not meaningful.

Supplemental Information
(Unaudited)

Health Care Benefits Segment

The following table summarizes the Health Care Benefits segment’s performance for the respective periods:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In millions, except percentages	2019	2018	2019	2018
Revenues:
Premiums	$15,777	$751	$32,036	$2,057
Services	1,478	9	2,925	19
Net investment income	148	4	312	6
Total revenues	17,403	764	35,273	2,082
Benefit costs	13,246	631	26,901	1,960
MBR (Benefit costs as a % of premium revenues) (a)	84.0%	NM	84.0%	NM
Operating expenses	$3,095	$133	$6,155	$260
Operating expenses as a % of revenues	17.8%	17.4%	17.4%	12.5%
Operating income (loss)	$1,062	$—	$2,217	$(138)
Operating income (loss) as a % of revenues	6.1%	NM	6.3%	NM
Adjusted operating income (loss) (1)	$1,438	$—	$3,000	$(137)
Adjusted operating income (loss) as a % of revenues	8.3%	NM	8.5%	NM

_____________________________________________

(a)
The Health Care Benefits segment for the three and six months ended June 30, 2018 consisted solely of the Company’s SilverScript PDP business. Accordingly, the MBRs for the three and six months ended June 30, 2018 are not meaningful and are not directly comparable to the MBRs for the three and six months ended June 30, 2019.

The following table summarizes the Health Care Benefits segment’s medical membership for the respective periods:

	June 30, 2019			March 31, 2019			December 31, 2018
In thousands	Insured	ASC	Total	Insured	ASC	Total	Insured	ASC	Total
Medical membership:
Commercial	3,571	14,276	17,847	3,611	14,302	17,913	3,871	13,888	17,759
Medicare Advantage	2,264	—	2,264	2,231	—	2,231	1,758	—	1,758
Medicare Supplement	819	—	819	804	—	804	793	—	793
Medicaid	1,344	562	1,906	1,315	571	1,886	1,128	663	1,791
Total medical membership	7,998	14,838	22,836	7,961	14,873	22,834	7,550	14,551	22,101

Supplementary membership information:
Medicare Prescription Drug Plan (standalone) (a)			6,004			6,044			6,134

_____________________________________________

(a)
Represents the Company’s SilverScript PDP membership only. Excludes 2.5 million, 2.4 million and 2.3 million members as of June 30, 2019, March 31, 2019, and December 31, 2018, respectively, related to Aetna’s standalone PDPs that were sold effective December 31, 2018. The Company will retain the financial results of the divested plans in 2019 through a reinsurance agreement.

Supplemental Information
(Unaudited)

The following table shows the components of the change in health care costs payable during the six months ended June 30, 2019:

In millions
Health care costs payable, beginning of period	$6,147
Less: Reinsurance recoverables	4
Health care costs payable, beginning of period, net	6,143
Add: Components of incurred health care costs
Current year	26,864
Prior years (a)	(489)
Total incurred health care costs (b)	26,375
Less: Claims paid
Current year	20,552
Prior years	5,095
Total claims paid	25,647
Add: Premium deficiency reserve	14
Health care costs payable, end of period, net	6,885
Add: Reinsurance recoverables	4
Health care costs payable, end of period	$6,889

_____________________________________________

(a)	Negative amounts reported for incurred health care costs related to prior years result from claims being settled for less than originally estimated.

(b)
Total incurred health care costs during the six months ended June 30, 2019 in the table above exclude (i) $14 million related to a premium deficiency reserve for the 2019 coverage year related to the Company’s Medicaid products, (ii) $21 million of benefit costs recorded in the Health Care Benefits segment that are included in other insurance liabilities on the unaudited condensed consolidated balance sheets and (iii) $136 million of benefit costs recorded in the Corporate/Other segment that are included in other insurance liabilities on the unaudited condensed consolidated balance sheets.

Days Claims Payable (Unaudited)
	June 30, 2019	March 31, 2019
Days Claims Payable (a)	48	45
_____________________________________________

(a)
Days claims payable is calculated by dividing the health care costs payable at each quarter end by the average health care costs per day during each respective quarter. Days claims payable is not directly comparable to the legacy Aetna metric due to the addition of 6.0 million SilverScript standalone Medicare PDP members to the Health Care Benefits segment as a result of the segment realignment in the first quarter of 2019.

Adjusted Operating Income Guidance
(Unaudited)

The following reconciliation of projected operating income to projected adjusted operating income contains forward-looking information. All forward-looking information involves risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking information for a number of reasons as described in our Securities and Exchange Commission filings, including those set forth in the Risk Factors section and under the section entitled “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and in our most recently filed Quarterly Report on Form 10-Q for the quarter ended March 31, 2019. See discussion at “Non-GAAP Financial Information” and endnote (1) later in this press release for more information on how we calculate adjusted operating income.

	Year Ending
	December 31, 2019
In millions	Low	High
Operating income (GAAP measure)	$11,815	$12,015
Non-GAAP adjustments:
Amortization of intangible assets	2,460	2,460
Acquisition-related integration costs	550	550
Store rationalization charge	135	135
Loss on divestiture of subsidiary	200	200
Adjusted operating income (1)	$15,160	$15,360

Adjusted Earnings Per Share Guidance
(Unaudited)

The following reconciliations of projected income from continuing operations to projected adjusted income from continuing operations attributable to CVS Health and calculation of projected GAAP diluted EPS from continuing operations and projected Adjusted EPS contain forward-looking information. All forward-looking information involves risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking information for a number of reasons as described in our Securities and Exchange Commission filings, including those set forth in the Risk Factors section and under the section entitled “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and in our most recently filed Quarterly Report on Form 10-Q. See discussion at “Non-GAAP Financial Information” and endnote (2) later in this press release for more information on how we calculate Adjusted EPS.

	Year Ending December 31, 2019
	Low		High
In millions, except per share amounts	Total Company	Per Common Share	Total Company	Per Common Share
Income from continuing operations (GAAP measure)	$6,450		$6,595
Net income attributable to noncontrolling interests (GAAP measure)	(10)		(10)
Income allocable to participating securities (GAAP measure)	(5)		(5)
Income from continuing operations attributable to CVS Health (GAAP measure)	6,435	$4.93	6,580	$5.04
Non-GAAP adjustments:
Amortization of intangible assets	2,460	1.89	2,460	1.89
Acquisition-related integration costs	550	0.42	550	0.42
Store rationalization charge	135	0.10	135	0.10
Loss on divestiture of subsidiary	200	0.15	200	0.15
Income tax benefit	(785)	(0.60)	(785)	(0.60)
Income allocable to participating securities, net of tax (a)	—	—	—	—
Adjusted income from continuing operations attributable to CVS Health (2)	$8,995	$6.89	$9,140	$7.00

Weighted average diluted shares outstanding		1,305		1,305
_____________________________________________

(a)
Represents the corresponding impact to income allocable to participating securities, net of tax, related to the items above excluded from income from continuing operations attributable to CVS Health in determining adjusted income from continuing operations attributable to CVS Health and calculating Adjusted EPS above.

	Three Months Ending September 30, 2019
	Low		High
In millions, except per share amounts	Total Company	Per Common Share	Total Company	Per Common Share
Income from continuing operations (GAAP measure)	$1,515		$1,570
Net income attributable to noncontrolling interests (GAAP measure)	—		—
Income allocable to participating securities (GAAP measure)	—		—
Income from continuing operations attributable to CVS Health (GAAP measure)	1,515	$1.16	1,570	$1.20
Non-GAAP adjustments:
Amortization of intangible assets	620	0.48	620	0.48
Acquisition-related integration costs	130	0.10	130	0.10
Loss on divestiture of subsidiary	200	0.15	200	0.15
Income tax benefit	(180)	(0.14)	(180)	(0.14)
Income allocable to participating securities, net of tax (a)	—	—	—	—
Adjusted income from continuing operations attributable to CVS Health (2)	$2,285	$1.75	$2,340	$1.79

Weighted average diluted shares outstanding		1,305		1,305
_____________________________________________

(a)
Represents the corresponding impact to income allocable to participating securities, net of tax, related to the items above excluded from income from continuing operations attributable to CVS Health in determining adjusted income from continuing operations attributable to CVS Health and calculating Adjusted EPS above.

Endnotes

(1) The Company defines adjusted operating income as operating income (loss) (GAAP measure) excluding the impact of amortization of intangible assets and other items, if any, that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance such as acquisition-related transaction and integration costs, store rationalization charges, goodwill impairments, gains/losses on divestitures, interest income on financings associated with proposed acquisitions (for periods prior to the acquisition), and any other items specifically identified herein. See “Non-GAAP Financial Information” earlier in this press release for additional information regarding the items excluded from operating income (loss).
(2) The Company defines adjusted income from continuing operations attributable to CVS Health as income (loss) from continuing operations attributable to CVS Health (GAAP measure) excluding the impact of amortization of intangible assets and other items, if any, that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance such as acquisition-related transaction and integration costs, store rationalization charges, goodwill impairments, gains/losses on divestitures, net interest expense on financings associated with proposed acquisitions (for periods prior to the acquisition), the corresponding tax benefit or expense related to the items excluded from adjusted income from continuing operations attributable to CVS Health, the corresponding impact to income allocable to participating securities, net of tax, related to the items excluded from income from continuing operations attributable to CVS Health in determining adjusted income from continuing operations attributable to CVS Health, and any other items specifically identified herein. GAAP diluted EPS from continuing operations and Adjusted EPS, respectively, are calculated by dividing income from continuing operations attributable to CVS Health and adjusted income from continuing operations attributable to CVS Health by the Company’s weighted average diluted shares outstanding. Adjusted EPS for the three and six months ended June 30, 2018 is calculated utilizing weighted average diluted shares outstanding, which include 2 million of potential common shares in both periods, as the impact of the potential common shares was dilutive. The potential common shares were excluded from the calculation of GAAP loss per share from continuing operations for the three and six months ended June 30, 2018, as the shares would have had an anti-dilutive effect as a result of the GAAP net loss incurred in both periods. See “Non-GAAP Financial Information” earlier in this press release for additional information regarding the items excluded from income from continuing operations attributable to CVS Health and GAAP diluted EPS.
(3) The Company defines adjusted revenues as total revenues (GAAP measure) excluding the impact of certain items that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance such as interest income on financings associated with proposed acquisitions (for periods prior to the acquisition) and any other items specifically identified herein. See “Non-GAAP Financial Information” earlier in this press release for additional information regarding the items excluded from total revenues.
(4) The Company defines adjusted operating expenses as operating expenses (GAAP measure) excluding the impact of amortization of intangible assets and other items, if any, that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance such as acquisition-related transaction and integration costs, store rationalization charges, goodwill impairments, gains/losses on divestitures, and any other items specifically identified herein. See “Non-GAAP Financial Information” earlier in this press release for additional information regarding the items excluded from operating expenses.
(5) Enterprise prescriptions include prescriptions dispensed through the Company’s retail pharmacies, long-term care pharmacies, and mail order pharmacies as well as prescription claims managed through our pharmacy benefit manager, with an elimination for managed prescription claims filled through CVS Health dispensing channels.
(6) Includes an adjustment to convert 90-day prescriptions to the equivalent of three 30-day prescriptions. This adjustment reflects the fact that these prescriptions include approximately three times the amount of product days supplied compared to a normal prescription.
(7) Pharmacy network revenues, pharmacy claims processed and generic dispensing rate do not include Maintenance Choice® activity, which is included within the mail choice category. Pharmacy network is defined as claims filled at retail and specialty retail pharmacies, including the Company’s retail pharmacies and long-term care pharmacies, but excluding Maintenance Choice activity. Maintenance Choice permits eligible client plan members to fill their maintenance prescriptions through mail order delivery or at a CVS Pharmacy retail store for the same price as mail order.
(8) Mail choice is defined as claims filled at a Pharmacy Services mail order facility, which includes specialty mail claims inclusive of Specialty Connect® claims picked up at a retail pharmacy, as well as prescriptions filled at the Company’s retail pharmacies under the Maintenance Choice program.
(9) Same store sales and prescription volume exclude revenues from MinuteClinic, and revenues and prescriptions from stores in Brazil and LTC operations.